Exhibit 11 - Statement Re: Computation of Per Share Earnings
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     Presented below is the calculation of the Registrant's primary and fully diluted earnings per share required by Item 601(b)(11) of Regulation S-K (dollars in thousands, except per share data):

                               Three Months Ended    Six Months Ended
                                     June 30            June 30
                               ------------------   -----------------
                                      1996    1995      1996   1995
                                   -------  ------     ------ ------
PRIMARY

Net income                          $3,769  $3,215    $7,246 $6,276
                                    ======  ======    ====== ======

Average common shares outstanding 7,964 7,939 7,960 7,935 Common stock equivalents - net effect of the assumed exercise of stock options
- -- based on the treasury stock method
using average market price             393     354       381    354
                                    ------  ------    ------ ------
Average primary shares outstanding   8,357   8,293     8,341  8,289
                                    ======  ======    ====== ======

Primary earnings per share           $0.45   $0.39     $0.87  $0.76
                                    ======  ======    ====== ======


FULLY DILUTED

Net income                         $3,769  $3,215    $7,246 $6,276
                                   ======  ======    ====== ======

Average common shares outstanding 7,964 7,939 7,960 7,935 Common stock equivalents - net effect of the assumed exercise of stock options
- -- based on the treasury stock method
using average market price or year-end
market price, whichever was higher    411     356       411    359
                                   ------  ------    ------ ------
Average fully diluted shares
     outstanding                    8,375   8,295     8,371  8,294
                                   ======  ======    ====== ======

Fully diluted earnings per share    $0.45   $0.39     $0.87  $0.76
                                   ======  ======    ====== ======
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